UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 550
The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on July 27, 2022, MIND Technology, Inc. (the “Company”) received a written notice from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, based on the bid price of its common stock for the prior 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days from the date of the Notice, or until January 23, 2023, to regain compliance with the Minimum Bid Price Requirement (the “Initial Compliance Period”). If it were not able to regain compliance during the Initial Compliance Period, Nasdaq Listing Rule 5810(c)(3)(A)(ii) afforded it a second 180 calendar day period to regain compliance (the “Additional Compliance Period”) by (i) meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) notifying Nasdaq of its intent to cure the deficiency.

On January 17, 2023, after not meeting the Minimum Bid Price Requirement during the Initial Compliance Period, and as required in order to request the Additional Compliance Period, the Company applied to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market (the “listings transfer”). On January 24, 2023, the Company received a letter from the Staff notifying the Company that its listings transfer was approved and that the Company was eligible for the Additional Compliance Period, or until July 24, 2023, to regain compliance with the Minimum Bid Price Requirement. The Staff’s approval was in part based upon (i) the Company meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Price Requirement); (ii) the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary; (iii) its agreement to the conditions outlined in the Nasdaq Listing Agreement; and (iv) additional supporting information provided in its application.

On July 25, 2023, the Company received another written notice (the “Delisting Letter”) from the Staff notifying the Company that it has not regained compliance with the Minimum Bid Price Requirement within the Additional Compliance Period. Accordingly, unless the Company requests an appeal of this determination, the Company’s securities will be delisted from The Nasdaq Capital Market, trading of the Company’s Common Stock and Series A Preferred Stock will be suspended at the opening of business on August 3, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to appeal such determination by submitting a hearing request to a Hearings Panel (the “Panel”), prior to the deadline at 4:00 p.m. Eastern Time on August 1, 2023 noted in the Delisting Letter, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Such hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. At the hearing, the Company plans to note that at its annual meeting of stockholders, to be held on August 30, 2023 (the “2023 Annual Meeting”), the Company’s stockholders will be asked to authorize the Company’s Board of Directors to effect a reverse split of its common stock (the “Reverse Stock Split Proposal”) as the means to regain compliance with the Minimum Bid Price Requirement.

On July 27, 2023, the Company filed a preliminary proxy statement with the SEC containing the Reverse Stock Split Proposal to be voted on at the 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

July 28, 2023	By:	/s/ Robert P. Capps
Name: Robert P. Capps
Title: President and Chief Executive Officer